PROMISSORY NOTE

$18,260                                                                                                                                               January 28, 2015
Scottsdale, AZ

FOR VALUE RECEIVED, ZRHO BEVERAGES, INC., a Nevada corporation (the “Company”), promises to pay to the order of Qualified Plan Consultants, LLC. 401K Plan FBO Sarah Fouts and Michael Fouts, an individual (the “Holder”), on the Maturity Date (as defined below), unless sooner paid, the principal sum of Eighteen Thousand Two Hundred Sixty USD ($18,260), plus accrued unpaid interest thereon. The principal balance of this Note shall bear interest at the Interest Rate from the date hereof until paid in full. All payments under this Note shall be made to the order of the Holder at the address Holder may designate in writing to the Company, and shall be applied first to accrued unpaid interest, if any, and then to principal.

1. Interest Rate. The outstanding principal balance of this Note shall bear interest rate of five percent (5%) per annum.

2. Maturity Date. The date that this Note shall mature, and the principal amount outstanding hereunder, plus accrued unpaid interest thereon and any charges pertaining thereto, shall become due and payable one (1) year from the original issue date (the “Maturity Date”)..

3. Prepayment. The Company may voluntarily prepay this Note either in whole or in part without penalty or premium.

4. Waivers. The Company hereby waives diligence, presentment for payment, demand, protest, notice of non-payment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever. The Company shall remain bound under this Note until all principal and interest and any other amounts that are payable hereunder have been paid or converted in full, notwithstanding any extensions or renewals granted with respect to this Note or the release of any party liable hereunder. The Company and any and all endorsers hereof, also waive the right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of our in connection with this Note, to the fullest extent permitted by law.

5. Events of Default. Any of the following events shall constitute an event of default by the Company under this Note (an “Event of Default”):

(a)	the failure of the Company to pay to Holder, on the Maturity Date, any and all amounts due and owing under this Note.

Upon the occurrence of any Event of Default, as defined hereinabove, at Holder’s option, Holder may declare immediately due and payable, and on any such declaration there shall become immediately due and payable, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest under this Note and any other sums owing at the time of such declaration pursuant to this Note, and Holder shall be entitled to exercise all rights and remedies available to Holder hereunder and under applicable law, all of which rights and remedies shall be cumulative. Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, the interest rate at which interest shall accrue on the principal sum and any other amounts that are due under this Note shall be at a fixed rate equal to two percent (2%) per month, from the date of such Event of Default until all such amounts have been paid in full.

6. No Waiver by Holder. Any delay or omission on the part of Holder to exercise any of Holder’s rights or remedies hereunder or under applicable law, including, without limitation, the right to accelerate amounts owing under this Note, shall not be deemed a waiver of that right or remedy or of any other right or remedy of Holder in respect thereof. The acceptance by Holder of any payment pursuant to the terms of this Note which is less than payment in full of all amounts due payable at the time of such payment shall not constitute a waiver of the right to exercise any of the Holder’s rights or remedies under this Note or under applicable law at that time or at the express written consent of Holder, except as and to the extent provided to the contrary by applicable law.

7. No Oral Modifications. This Note can only be changed by an agreement in writing signed by both the Maker and the Holder.

8. Severability. The invalidity or unenforceability of any provision of this Note will not in any manner affect any other provision. If any provision is determined to be invalid or unenforceable, this Note shall be construed as if the invalid or unenforceable provision were omitted.

9. Governing Law. This Note will be governed by the laws of the State of Arizona without regard to conflicts of laws principals.

10. Binding Effect. This Note shall be binding upon the Maker and any successor to the principal business interests of the Maker, whether by merger or otherwise.

11. Notices. Any notice, request or other communication pursuant to this Note shall be deemed duly given if hand delivered or mailed by certified or registered mail, in the case of the Holder, to the address specified above, and in the case of the Maker, to the address specified above, or in the case of either party, to such other address as it may have designated as its address for receiving notices hereunder by a notice given to the party hereto in the manner herein provided.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first above written.

Attest:                                                                                     ZRHO BEVERAGES, INC.

By: /S/ Edward C. Orr III
       Edward C. Orr III, President